UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

TICC CAPITAL CORP.

(Name of Registrant as Specified In Its Charter)

TPG Specialty Lending, Inc.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On August 30, 2016, TPG Specialty Lending, Inc. issued the following press release:

TPG Specialty Lending, Inc. Urges TICC Capital Corp. Stockholders to Vote the Gold Proxy Card Today to End a Decade of Failed Management and Seize the Opportunity for Significantly Improved Returns

A Vote on the GOLD Card is a Vote to End a Decade of Failed Returns and Abusive Governance Practices

Not One Single Third Party Proxy Advisor Has Recommended Voting With Management

TSLX Encourages TICC Stockholders to Vote the GOLD Proxy Card to Terminate TICC’s External Adviser’s Advisory Contract and to Elect T. Kelley Millet to the TICC Board of Directors at the 2016 Annual Meeting on September 2, 2016

NEW YORK—(BUSINESS WIRE)—TPG Specialty Lending, Inc. (“TSLX”; NYSE:TSLX), a specialty finance company focused on lending to middle-market companies, today published a public letter to TICC Capital Corp. (“TICC”; NASDAQ:TICC) stockholders, encouraging them to vote the GOLD proxy card ahead of TICC’s 2016 annual meeting scheduled for this Friday, September 2, 2016.

TSLX strongly encourages stockholders to sign and return the GOLD proxy card today. Even if a WHITE card has been submitted, stockholders can still change their vote, simply by signing and returning the GOLD proxy card now.

Voting instructions and TSLX’s proxy materials are also available through the SEC’s website and at www.changeTICCnow.com.

A copy of the letter follows:

Dear Fellow TICC Stockholders,

TIME IS RUNNING OUT. You must act now to seize on the opportunity to finally end the failed performance of the external adviser of TICC Capital Corp. (“TICC” or the “Company”).

Listen to the outside proxy advisors. Do not listen to management’s self-interested arguments. All three leading proxy advisory firms have called for TICC stockholders to support TSLX’s campaign for change at TICC.

•	“As a result of the current advisor’s investment strategy, TICC has delivered negative [Total Shareholder Return] and underperformed peers and the index over the past five years . . . As such, terminating the current advisor appears to be in the best interest of TICC shareholders.” –ISS proxy advisory report, Aug. 17, 2016

•	“[W]e see little reason for investors to support retention of the [a]dviser at this time . . . [O]perating under the [a]dviser’s guidance [TICC] has consistently posted laggard returns relative to its BDC peers . . . and dramatically eroded the Company’s [Net Asset Value (“NAV”)] through a cumbersome strategic shift and a mathematically unsupportable distribution program.” –Glass Lewis proxy advisory report, Aug. 19, 2016

•	“Ms. Pankopf is part and parcel of an intractably stagnant board room that has not changed a single sitting member since TICC’s listing in 2003. . . [W]e would thus argue it is entirely reasonable for investors to now hold Ms. Pankopf directly accountable for TICC’s persistent underperformance . . .” –Glass Lewis proxy advisory report, Aug. 19, 2016

•	“We believe that T. Kelley Millet would bring new perspective and ideas to the Board given his level of industry expertise, public company experience and diversity.” –Egan-Jones proxy advisory report, Aug. 23, 2016

A vote on the GOLD proxy card is a vote to end…

•	A Decade of Failed Returns

Since its IPO in 2003, TICC has underperformed the BDC Composite by 183%1 while NAV per share has declined 52%.2

•	The Collection of Millions in Fees from Stockholders Amid this Underperformance

Despite the Company’s history of continued underperformance, the external adviser has collected more than $141.4 million in management and incentive fees from stockholders’ investment since inception under a fee structure that is approximately 265%3 higher than its most comparable peer.4

–	TICC collected a $1.2 million incentive fee for its performance last quarter, a quarter in which the Company realized $7.3 million in losses.[5]

•	Inadequate Governance Practices

The Board has consistently demonstrated an interest in helping itself instead of delivering true value for stockholders. This includes:

–	Unprecedented delays in the scheduling of its 2016 annual meeting relative to prior years, at a time when insiders were accumulating 1.8 million shares
–	Inadequate disclosure in a conflicted transaction, which led a federal judge to find that TICC likely violated securities laws and misled stockholders
–	The failure to add even one independent, experienced director to the Board over the past 13+ years

IT IS NOT TOO LATE TO CAST YOUR VOTE! SIGN AND RETURN THE GOLD CARD TODAY TO SUBMIT YOUR SUPPORT FOR TSLX’S PROPOSAL TO TERMINATE THE EXISTING ADVISORY AGREEMENT AND TO ELECT TSLX’S NOMINEE, T. KELLEY MILLET. Even if you have already submitted a WHITE card, you can still change your vote by simply signing and returning the GOLD proxy card now.

Stockholders, YOU have the power to effect change at TICC and protect your investment. YOU are the true owners of the Company and YOU should exercise your right to VOTE the GOLD card in favor of TSLX’s proposals.

If you have not yet voted, or would like to change your vote, IT IS NOT TOO LATE. Vote today to end a decade of failure at TICC and set TICC on a better path forward.

Sincerely,

TPG Specialty Lending, Inc.

Joshua Easterly

Chairman and Co-Chief Executive Officer

Michael Fishman

Co-Chief Executive Officer

About TPG Specialty Lending

TPG Specialty Lending, Inc. (“TSLX” or the “Company”) is a specialty finance company focused on lending to middle-market companies. The Company seeks to generate current income primarily in U.S.-domiciled middle-market companies through direct originations of senior secured loans and, to a lesser extent, originations of mezzanine loans and investments in corporate bonds and equity securities. The Company has elected to be regulated as a business development company, or BDC, under the Investment Company Act of 1940 and the rules and regulations promulgated thereunder. TSLX is externally managed by TSL Advisers, LLC, a Securities and Exchange Commission registered investment adviser. TSLX leverages the deep investment, sector, and operating resources of TPG Special Situations Partners, the dedicated special situations and credit platform of TPG, with over $16 billion of assets under management as of March 31, 2016, and the broader TPG platform, a global private investment firm with over $74 billion of assets under management as of March 31, 2016. For more information, visit the Company’s website at www.tpgspecialtylending.com.

Forward-Looking Statements

Information set forth herein may contain forward-looking statements, including, but not limited to, statements with regard to the expected future financial position, results of operations, cash flows, dividends, portfolio, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management of TICC Capital Corp. (“TICC”), statements with regard to the expected future financial position, results of operations, cash flows, dividends, portfolio, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management of TPG Specialty Lending, Inc. (“TSLX”), and statements with regard to TSLX’s proposed business combination transaction with TICC (including any financing required in connection with a possible transaction and the benefits, results, effects and timing of a possible transaction). Statements set forth herein concerning the business outlook or future economic performance, anticipated profitability, revenues, expenses, dividends or other financial items, and product or services line growth of TSLX, TICC and/or the combined businesses of TSLX and TICC, including, but not limited to, statements containing words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “would,” “should,” “will,” “intend,” “may,” “potential,” “upside” and other similar expressions, together with other statements that are not historical facts, are forward-looking statements that are estimates reflecting the best judgment of TSLX based upon currently available information.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from TSLX’s expectations as a result of a variety of factors including, without limitation, those discussed below. Such forward-looking statements are based upon TSLX’s current expectations and include known and unknown risks, uncertainties and other factors, many of which TSLX is unable to predict or control, that may cause TSLX’s plans with respect to TICC or the actual results or performance of TICC, TSLX or TICC and TSLX on a combined basis to differ materially from any plans, future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in TSLX’s filings with the Securities and Exchange Commission (“SEC”).

Risks and uncertainties related to a possible transaction include, among others, uncertainty as to whether TSLX will further pursue, enter into or consummate a transaction on the terms set forth in its proposal or on other terms, uncertainty as to whether TICC’s board of directors will engage in good faith, substantive discussions or negotiations with TSLX concerning its proposal or any other possible transaction, potential adverse reactions or changes to business relationships resulting from the announcement or completion of a transaction, uncertainties as to the timing of a transaction, adverse effects on TSLX’s stock price resulting from the announcement or consummation of a transaction or any failure to complete a transaction, competitive responses to the announcement or consummation of a transaction, the risk that regulatory or other approvals and any financing required in connection with the consummation of a transaction are not obtained or are obtained subject to terms and conditions that are not anticipated, costs and difficulties related to a potential integration of TICC’s businesses and operations with TSLX’s businesses and operations, the inability to obtain, or delays in obtaining, cost savings and synergies from a transaction, unexpected costs, liabilities, charges or expenses resulting from a transaction, litigation relating to a transaction, the inability to retain key personnel, and any changes in general economic and/or industry specific conditions.

In addition to these factors, other factors that may affect TSLX’s plans, results or stock price are set forth in TSLX’s Annual Report on Form 10-K and in its reports on Forms 10-Q and 8-K.

Many of these factors are beyond TSLX’s control. TSLX cautions investors that any forward-looking statements made by TSLX are not guarantees of future performance. TSLX disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

Third Party-Sourced Statements and Information

Certain statements and information included herein have been sourced from third parties. TSLX does not make any representations regarding the accuracy, completeness or timeliness of such third party statements or information. Except as expressly set forth herein, permission to cite such statements or information has neither been sought nor obtained from such third parties. Any such statements or information should not be viewed as an indication of support from such third parties for the views expressed herein. All information in this communication regarding TICC, including its businesses, operations and financial results, was obtained from public sources. While TSLX has no knowledge that any such information is inaccurate or incomplete, TSLX has not verified any of that information. TSLX reserves the right to change any of its opinions expressed herein at any time as it deems appropriate. TSLX disclaims any obligation to update the data, information or opinions contained herein.

Proxy Solicitation Information

In connection with TSLX’s solicitation of proxies for the 2016 annual meeting of TICC stockholders in favor of (a) the election of TSLX’s nominee to serve as a director of TICC and (b) TSLX’s proposal to terminate the Investment Advisory Agreement, dated as of July 1, 2011, by and between TICC and TICC Management, LLC, as contemplated by Section 15(a) of the Investment Company Act of 1940, as amended, TSLX filed an amended definitive proxy statement in connection therewith on Schedule 14A with the SEC on July 14, 2016 (the “TSLX Proxy Statement”). TSLX has mailed the TSLX Proxy Statement and accompanying GOLD proxy card to stockholders of TICC. This communication is not a substitute for the TSLX Proxy Statement.

TSLX STRONGLY ADVISES ALL STOCKHOLDERS OF TICC TO READ THE TSLX PROXY STATEMENT AND THE OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION. SUCH TSLX PROXY MATERIALS ARE AND WILL BECOME AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV AND ON TSLX’S WEBSITE AT HTTP://WWW.TPGSPECIALTYLENDING.COM. IN ADDITION, TSLX WILL PROVIDE COPIES OF THE TSLX PROXY STATEMENT WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO TSLX’S PROXY SOLICITOR AT TPG@MACKENZIEPARTNERS.COM.

The participants in the solicitation are TSLX and T. Kelley Millet, and certain of TSLX’s directors and executive officers may also be deemed to be participants in the solicitation. As of the date hereof, TSLX beneficially owned 1,633,719 shares of common stock of TICC. As of the date hereof, Mr. Millet did not directly or indirectly beneficially own any shares of common stock of TICC.

Security holders may obtain information regarding the names, affiliations and interests of TSLX’s directors and executive officers in TSLX’s Annual Report on Form 10-K for the year ended December 31, 2015, which was filed with the SEC on February 24, 2016, its proxy statement for the 2016 annual meeting of TSLX stockholders, which was filed with the SEC on April 8, 2016, and certain of its Current Reports on Form 8-K. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is available in the TSLX Proxy Statement and other relevant materials to be filed with the SEC (if and when available).

This document shall not constitute an offer to sell, buy or exchange or the solicitation of an offer to sell, buy or exchange any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

1 Note: Market data as of August 23, 2016, Financial data as of June 30, 2016 BDC Composite comprised of ACAS, AINV, ARCC, BKCC, FSC, GBDC, HTGC, MAIN, MCC, NMFC, PNNT, PSEC, SLRC, TCAP, and TCRD

2 Source: Bloomberg, Company Filings.

3 Source: Bloomberg, Company Filings.

4 BDC Composite comprised of ACAS, AINV, ARCC, BKCC, FSC, GBDC, HTGC, MAIN, MCC, NMFC, PNNT, PSEC, SLRC, TCAP, and TCRD Note: Market data as of August 23, 2016

5 Source: Bloomberg, Company Filings. Market data as of August 4, 2016.

Contacts

Investors:

Lucy Lu, 212-601-4753

llu@tpg.com

or

MacKenzie Partners, Inc.

Charlie Koons, 800-322-2885

tpg@mackenziepartners.com

or

Media:

Luke Barrett, 212-601-4752

lbarrett@tpg.com

or

Abernathy MacGregor

Tom Johnson or Pat Tucker

212-371-5999

tbj@abmac.com / pct@abmac.com